Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and between

TG OPERATIONS, LLC

An Oklahoma Limited Liability Company

as Seller,

and

GLOBAL FAIRLAND PROPERTY, LLC,

An Oklahoma Limited Liability Company,

as Purchaser

July 23, 2020

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EXHIBITS

Exhibit A	Legal Description of Lands
Exhibit B	Form of Operations Transfer Agreement
Exhibit C	Form of Deed
Exhibit D	Form of Bill of Sale
Exhibit E	Form of General Assignment
Exhibit F	Form of FIRPTA Affidavit

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 23rd day of July, 2020 (the “Agreement Date”) by and between TG OPERATIONS, LLC, an Oklahoma limited liability company (“Seller”), and GLOBAL FAIRLAND PROPERTY, LLC, an Oklahoma limited liability company (“Purchaser”).

RECITALS

A. Seller owns the fee interest in the Land (as defined below) and Improvements (as defined below) for that certain long-term care facility commonly known as Family Care Center of Fairland located on the Land (the “Facility”).

B. The term “Land” shall mean the land described on the attached Exhibit A, together with Seller’s interest in all easements, hereditaments, privileges, and appurtenances appurtenant to such land; the term “Improvements” shall mean the buildings and improvements located on the Land, including the Facility, patios, courtyards, fences, parking areas, storage structures, and all other structures or improvements located on the Land; and the term “FF&E” shall mean any and all furniture, fixtures, equipment, and systems located on the Land or used in connection with the operation of the Facility (and, without limitation, excluding any and all furniture, fixtures, equipment, and systems constituting Excluded Property (as defined below)).

C. Seller desires to sell and transfer the Property (as defined below) to Purchaser, and Purchaser desires to purchase the Property from Seller.

D. The Facility is currently being operated by Awenasa Management, LLC, an Oklahoma limited liability company (the “Current Operator”) as an Oklahoma licensed nursing home.

E. Subject to the terms of this Agreement, upon Closing, Purchaser intends to enter into a lease agreement by and between Purchaser, as landlord, and Global Fairland, LLC, a limited liability company (the “New Operator”), as Tenant, with respect to the Property, which will commence immediately upon Closing (defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the purchase price and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. PURCHASE AND SALE. Subject to and in accordance with the terms and conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey, and deliver the Property to Purchaser, and Purchaser shall purchase the Property from Seller.

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2. TRANSFER OF OPERATIONS.

a. New Operator Lease Agreement. Contemporaneously with the execution of this Agreement, Purchaser has entered into a lease agreement by and between Purchaser, as lessor, and Global Fairland, LLC, an Oklahoma limited liability company (the “New Operator”), as lessee, with respect to the Property (the “New Operator Lease Agreement”), which, contingent on the Closing of this Agreement, will commence upon New Operator obtaining a certificate of need (the “CON”) and nursing facility license (the “License”) for the Facility from the Oklahoma State Department of Health (“OSDH”).

b. Operations Transfer Agreement. Contemporaneously with the execution of this Agreement, Current Operator shall enter into an operations transfer agreement with New Operator for the transfer of Facility operations to the New Operator in substantially the form attached as Exhibit B, which shall close contemporaneously with the commencement of the New Operator Lease Agreement (the “Operations Transfer Agreement”).

3. THE PROPERTY.

a. Real Property. The term “Real Property” shall mean, collectively (i) the Land, (ii) the Improvements, and (iii) the FF&E. The term “Property” shall mean, collectively, the Real Property, the Personal Property (as defined below), and the Intangible Property (as defined below).

b. Personal Property. The term “Personal Property” shall mean any and all fixtures, systems, equipment, and other items of personal property that are owned by Seller or attached or appurtenant to, located on, or used in connection with the ownership, use, operation, or maintenance of the Real Property and/or the Facility, expressly excluding all Excluded Property (as defined below).

c. Intangible Property. The term “Intangible Property” shall mean, collectively, to the extent not included as part of the Operating Assets (defined below): (i) any special use permits issued to Seller by the city or other municipality in which the Facility is located, (ii) any CONs and/or licenses issued to Seller, if assignable, (iii) the goodwill associated with the business and the reputation of the Facility, (iv) Seller’s interest, if any, in any third party warranties or guaranties associated with the Property, to the extent assignable, and (v) Seller’s interest in and to the trade name “Family Care Center of Fairland”.

4. EXCLUDED PROPERTY. Notwithstanding those items set forth in Section 3 above, the following shall be excluded from the sale by Seller to Purchaser (collectively, the “Excluded Property”): (i) personal property owned by residents of the Facility and not by Seller or Current Operator, (ii) personal property owned by Current Operator, and (iii) any “Operating Assets” as defined in the Operations Transfer Agreement that will be transferred to New Operator from Current Operator under the terms of the Operations Transfer Agreement. Except as expressly set forth in this Agreement, Purchaser and Seller acknowledge and agree that Purchaser shall not be responsible for any liabilities of Seller associated with the Property prior to Closing.

5. CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale pursuant to this Agreement (the “Closing”) shall take place via an escrow closing at Chicago Title of Oklahoma, 210 Park Avenue, Suite 210, Oklahoma City, Oklahoma 73102 (the “Title Company”) and shall take place on December 1, 2020 (the “Closing Date”), unless otherwise agreed by the parties in writing. All FF&E, Personal Property and, to the extent applicable, Intangible Property shall be located at the Facility on the Closing Date. After the Closing, Purchaser shall be entitled to possession of the Property, subject only to the possessory rights of the Facility’s residents, and the New Operator, or New Operator’s designee, under the New Operator Lease Agreement as applicable.

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6. PURCHASE PRICE.

a. Purchase Price. The purchase price payable on the Closing Date by Purchaser to Seller for the Property shall be SEVEN HUNDRED NINETY SIX THOUSAND FIVE HUNDRED DOLLARS AND 0/100 ($796,500.00) (the “Purchase Price”). The Purchase Price shall be paid on the Closing Date by cash proceeds in the amount of Seven Hundred Ninety Six Thousand Five Hundred Dollars and 0/100 ($796,500.00), plus or minus the credits and prorations set forth on the Closing Statement (as defined below), in accordance with the terms and conditions of this Agreement.

b. Earnest Money. Within three (3) business days after the date the last party has executed this Agreement, Purchaser shall deposit with the Title Company the sum of Twenty Five Thousand Dollars ($25,000.00) as an earnest money deposit (the “Deposit”). The Deposit constitutes the Purchaser’s “Earnest Money.” The Deposit becomes nonrefundable after the expiration of the Inspection Review Period (as defined below). Except as otherwise expressly provided in this Agreement, the Earnest Money shall be applied to the Purchase Price at Closing.

c. Allocation. Purchaser and Seller shall use best efforts to agree upon a reasonable allocation of the Purchase Price among the Real, Personal, and Intangible Property for all tax purposes.

7. EXPENSES.

a. Costs of the abstract for the Property, title insurance premiums for a standard Owner’s Title Policy (as defined below), costs of all documentary stamps, one-half (½) of the closing fees charged by the Title Company, all costs and prorations attributable to Seller under the Operations Transfer Agreement, and all other fees and expenses incurred by Seller in connection with this Agreement (including, without limitation, attorney’s fees and expenses) shall be borne and paid by the Seller.

b. Title insurance premiums for a standard Mortgagee Title Policy required by Purchaser’s lender, if any, any recording fees respecting the Deed (as defined below), all costs of updating or obtaining the Updated Survey (as defined below), commissions to Seller’s and/or Purchaser’s broker, all state of Oklahoma, County, and City transfer or sales taxes, all other costs associated with Purchaser’s lender, if any, and security documents filed by such lender, all costs associated with any appraisal and/or environmental assessment desired by Purchaser or required by Purchaser’s lender, if any, one-half (½) of the closing fees charged by the Title Company, and all other the fees and expenses incurred by Purchaser in connection with this Agreement (including, without limitation, attorney’s fees and expenses), shall be borne and paid by the Purchaser.

c. All other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with applicable law or local custom.

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8. PRORATIONS AND ADJUSTMENTS

a. Prorations and Adjustments. Real estate and personal property taxes and assessments will be prorated between Purchaser and Seller for the period for which such taxes are assessed, regardless of when payable. If the current tax bill is not available at Closing, then the proration shall be made based on 100% of the most recent ascertainable tax assessment and tax rate. Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the fiscal year in which Closing occurs or any prior years have not been paid before Closing, Purchaser shall be credited by Seller at the time of Closing with an amount equal to that portion of such taxes and assessments which are ratably attributable to the period before the Closing Date, and Purchaser shall pay (or cause to be paid) the taxes and assessments prior to their becoming delinquent. If taxes and assessments for the fiscal year in which Closing occurs have been paid before Closing (or are paid at Closing with proceeds from the Purchase Price), Seller shall be credited by Purchaser at the time of Closing with an amount equal to that portion of such taxes and assessments which are ratably attributable to the period from and after the Closing Date.

b. Other Prorations. All other customary and reasonable expenses of the Property, to the extent not to be prorated under the Operations Transfer Agreement, shall be prorated between Seller and Purchaser as of the Closing Date.

c. Closing Statement. The Title Company shall be requested by Seller to prepare and deliver to Seller and Purchaser not later than three (3) business days prior to the Closing Date an estimated closing statement which shall set forth all costs payable, and the prorations and credits provided for in this Agreement. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subsection. Purchaser shall notify Title Company and Seller within two (2) days after its receipt of such estimated closing statement of any items which Purchaser disputes and the parties shall attempt in good faith to reconcile any differences not later than one (1) day before the Closing Date. The estimated closing statement as adjusted as aforesaid and approved in writing by the parties shall be referred to in this Agreement as the “Closing Statement.” If the prorations and credits made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within sixty (60) days after the Closing Date, except with respect to taxes and assessments, including real estate and personal property taxes and assessments, in which case such adjustment shall be made within sixty (60) days after the information necessary to perform such adjustment is available. If a party fails to request an adjustment to the Closing Statement by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Closing Statement shall be binding and conclusive against such party.

d. Survival. The provisions of this Section 8 shall expressly survive the Closing.

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9. PROPERTY INFORMATION; ACCESS.

a. Inspection Review Period. For a period of ninety (90) days after the Agreement Date (the “Inspection Review Period”), Purchaser and its authorized agents shall have the right to inspect the Property (including all books and records which pertain to the maintenance and operations of the Property). Seller will provide Purchaser and its authorized agents access to the Property at reasonable times for performing such inspections as Purchaser, at Purchaser’s sole cost and expense, desires to conduct. Purchaser shall have the one-time right to extend the initial ninety (90) days Inspection Review Period for an additional thirty (30) days upon (i) written notice to Seller prior to the expiration of the initial ninety (90) days Inspection Review Period and (ii) Purchaser’s deposit within three (3) business days after the end of the initial ninety (90) days Inspection Review Period of the additional sum of Twelve Thousand Five Hundred Dollars and 0/100 ($12,500.00) to the Title Company (the “Inspection Review Period Extension Deposit”). The Inspection Review Period Extension Deposit shall be nonrefundable after the expiration of the Inspection Review Period.

b. Property Information. Seller will promptly provide to Purchaser any materials relating to the Property reasonably requested by Purchaser and available to Seller and shall provide such information or a statement setting forth the reason why such information is not available no later than three (3) business days following Purchaser’s request. Seller shall take such further actions as Purchaser may reasonably request, including, but not limited to, permitting Purchaser and its representatives, employees, the New Operator, contractors, land surveyors, environmental companies and any other agents or consultants of Purchaser or Purchaser’s lender (collectively, “Representatives”) access to any information reasonably requested in connection with the Facility or this Agreement. Upon termination of this Agreement for any reason, Purchaser shall return to Seller any materials provided by Seller under this paragraph.

c. Termination Prior to Expiration of Inspection Review Period. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have the right, exercisable in its sole discretion, to terminate this Agreement (for any reason or for no reason), by giving written notice of such termination to Seller on or prior to the last day of the Inspection Review Period. If Purchaser so terminates this Agreement, such portion of the Earnest Money required to have been deposited by Purchaser as of the date of termination shall be returned to Purchaser, and neither party shall have any further rights or obligations under this Agreement, except under Section 7, Section 9(b), and this Section 9(c).

d. Termination by Purchaser. If Purchaser terminates this Agreement during Inspection Review Period or at the end of Inspection Review Period, Seller will reimburse half (1/2) of the Certificate of Need application filing fee paid by New Operator.

e. No Implied Representations or Warranties; “As-Is/Where Is”. If Purchaser elects not to terminate this Agreement on or prior to the last day of the Inspection Review Period, Purchaser shall be deemed to have approved all of the Property and elected to accept all of the Property on an “AS IS, WHERE IS” basis as of the last day of the Inspection Review Period with all faults, subject to (a) the truth of Seller’s representations and warranties contained in this Agreement, (b) Seller’s satisfaction of any Title Objections (defined below), and (c) Seller’s obligations regarding operation and maintenance of the Facility pending Closing as provided in this Agreement. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property.

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10. TITLE AND SURVEY.

a. Within fifteen (15) days of the Agreement Date (the “Title Contingency Period”), Seller, at Seller’s sole cost and expense, shall deliver to Purchaser a commitment for the issuance by the Title Company of an ALTA Form B owner’s Title Insurance Policy described in Section 10(b) below (the “Title Commitment”), together with legible copies of all of the underlying documentation described in such Title Commitment (the “Title Documents”). Purchaser may at its discretion, at Purchaser’s sole cost and expense, obtain a survey (the “Survey”) of the Property.

b. Seller, at its sole expense, shall cause to be delivered to the Purchaser at Closing a standard owner’s Title Insurance Policy (the “Title Policy”) issued by the Title Company, dated the day of Closing, in the full amount of the Purchase Price, which shall show the status of title to the Real Property in accordance with the Title Examination Standards of the Oklahoma Bar Association and which shall show marketable record title to the Land and Improvements in Seller, subject only to recorded plat restrictions, planned unit development restrictions, rights of residents of the Facility, rights of the New Operator, or New Operator’s designee, under the New Operator Lease Agreement, other title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount, which Seller (with the consent of Purchaser, in Purchaser’s sole discretion) elects to have removed by the payment of money, and which are removed, at or prior to Closing, real estate taxes and assessments not yet due and payable, and such other exceptions or encumbrances of record which may be approved by Purchaser in writing (the “Permitted Exceptions”).

c. Upon receipt of both the Title Commitment and the Updated Survey, Purchaser shall have ten (10) days to provide to the Seller in writing all of Purchaser’s objections to Seller’s title to the Real Property (a “Title Objection”). Seller shall have thirty (30) days after receipt of Purchaser’s Title Objections to correct the same. In the event any such objection cannot be cured within such period, Purchaser shall have the sole and exclusive right to either (i) waive the uncured Title Objections or (ii) terminate this Agreement and receive a full refund of the Earnest Money, in which event neither party shall have any further rights or obligations under this Agreement, except under Section 7, Section 9(b), and this Section 10(c).

d. Notwithstanding the immediately preceding paragraph, Seller shall sell and convey the title to the Real Property free and clear of any recorded liens or mortgages on the Real Property granted by Seller as mortgagor (the “Mortgages”) and any exceptions or encumbrances to title which are created by the Seller after the Agreement Date without the Purchaser’s consent. In addition, the Seller and Purchaser shall provide the Title Company with all affidavits, ALTA statements, or personal undertakings (collectively, the “Owner’s Affidavit”), in form and substance reasonably acceptable to the Title Company, that will permit the Title Company to provide extended coverage and to remove the standard “mechanics lien” and “GAP” exceptions and otherwise issue the Title Policy.

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11. COVENANTS.

a. Seller’s Covenants. Seller hereby agrees and covenants that between the Agreement Date and the Closing Date or earlier termination of this Agreement:

i. Seller shall not sell or agree to sell any items of machinery, equipment, or other assets of the Property or, except for the Operations Transfer Agreement and except in the ordinary course of business, otherwise enter into an agreement affecting the Property that would survive the Closing.

ii. Seller shall operate, insure, maintain, and repair the Facility, or cause the Facility to be operated, insured, maintained, and repaired, diligently and in the ordinary course of business and in the same manner as the Facility is being operated, maintained, and repaired during the Inspection Review Period, and shall use reasonable efforts to preserve for Purchaser the relationships of Seller with its suppliers, tenants, and others, as applicable.

iii. There will be no change in ownership or control of any of the Property prior to Closing without the prior written approval of Purchaser.

iv. Except in the ordinary course of business and except for the Operations Transfer Agreement, Seller shall not enter into any new contract, commitment, or lease, or modify or reject any existing contract, commitment, or lease, affecting any part of the Property that would survive the Closing.

v. Except with respect to the Operations Transfer Agreement, Seller shall not, directly or indirectly, initiate, work on, consider, solicit, encourage, provide any information with respect to, negotiate, or discuss any other offers or enter into any agreements relating to the acquisition of the equity or assets of Seller relating to the Property, whether through the purchase or sale of assets, merger, stock acquisition, or otherwise. Seller will immediately notify Purchaser regarding any offer or proposed contact between Seller or its representatives and any other person regarding any such offer or proposal or any related inquiry or discussion.

vi. Seller shall advise Purchaser promptly of any litigation, arbitration, condemnation, or administrative (including, without limitation, zoning, variance, code enforcement, and regulatory) proceedings before any officer, court, board, governmental body, or agency which concerns or effects the Property and of which Seller receives actual notice after the Agreement Date.

vii. Seller shall not take or omit to take any action that would have the effect of violating any of the representations, warranties, covenants, or agreements of Seller contained in this Agreement.

viii. Seller hereby agrees not to misappropriate, disclose or use the confidential and priority information of Purchaser or its affiliates.

ix. Seller hereby agrees and covenants that, both before and after Closing, it will cooperate with all reasonable requests from Purchaser with respect to obtaining any consents or authorizations or making any notifications related to the sale of the Facility.

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x. Seller hereby agrees and covenants that, both before and after Closing, it will cooperate with all reasonable requests from the Purchaser and/or the New Operator with respect to obtaining any consents or authorizations or making any notifications related to the transfer of operations contemplated by the New Operator Lease Agreement and the Operations Transfer Agreement.

b. Purchaser’s Covenants.

i. Purchaser hereby agrees and covenants that it will cooperate with all reasonable requests from Seller and the New Operator with respect to obtaining any consents or authorizations related to the sale, lease, and transfer of operations of the Facility.

ii. No later than sixty (60) days after the execution of this Agreement (unless delayed by matters outside control of Purchaser or New Operator, e.g., necessary signatures from personnel employed by or information under the control of Seller), the Purchaser shall cause New Operator, at the New Operator’s sole cost and expense, to apply to the OSDH to have the CON for the Facility transferred to the New Operator.

c. Joint Covenants. Each party agrees and covenants to use its commercially reasonable efforts to cause the conditions to its obligations and to the other party’s obligations set forth in this Agreement to be satisfied at or prior to the Closing Date. Each party shall promptly notify the other party of any information delivered to or obtained by such party which would prevent the consummation of the transaction contemplated by this Agreement, or which would indicate a breach of the representations or warranties of any other party. Each of the parties agrees to execute and deliver any further agreements, documents, or instruments necessary to effectuate this Agreement and the transactions referred to in this Agreement or contemplated by this Agreement or reasonably requested by the other party to perfect or evidence its rights under this Agreement, whether prior to or following the Closing Date.

12. CONVEYANCES. Conveyance of the Real Property to Purchaser shall be by General Warranty Deed in substantially the form attached as Exhibit C (the “Deed”), subject only to the Permitted Exceptions. Conveyance of the FF&E and Personal Property shall be by a Bill of Sale from Seller to Purchaser in substantially the form attached as Exhibit D (the “Bill of Sale”). Conveyance of the Intangible Property shall be by a General Assignment to Purchaser in substantially the form attached as Exhibit E (the “General Assignment”).

13. CLOSING DELIVERIES.

a. Purchaser’s Closing Deliveries. On or before the Closing Date, Purchaser agrees that it will deliver (x) the balance of the Purchase Price as set forth in clause (i) below and (ii) (except as otherwise set forth below) signed originals of the following documents, in form and substance reasonably satisfactory to counsel for Seller and Purchaser (collectively, “Purchaser’s Closing Deliveries”):

i. Deposit by balance of the Purchase Price (including the Earnest Money and Seller Note), as adjusted pursuant to the terms and conditions of this Agreement.

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ii. Deliver such documents, certifications, and statements as may be customarily required of a purchaser by the Title Company to issue the Title Policy, any endorsements, and any loan title policy to Purchaser’s lender, including, without limitation, the Closing Statement signed by Purchaser approving each and every one of the payments and disbursements made on behalf of Purchaser by the Title Company.

iii. Deliver to Seller a Certificate of Good Standing for Purchaser from the Oklahoma Secretary of State, evidence of Purchaser’s qualification to conduct business in Oklahoma from the Oklahoma Secretary of State, copies of the articles of organization of Purchaser and copies of the resolutions of Purchaser authorizing the execution, delivery, and consummation of this Agreement and all other agreements and documents executed in connection with this Agreement, as adopted and in full force and effect and un-amended as of Closing, each certified by Purchaser as of Closing as true, correct, and complete copies.

iv. Deliver to Seller a bring-down certificate dated as of the Closing Date certifying that the representations and warranties made and given by Purchaser in this Agreement are true and correct in all material respects as of the Closing Date.

v. The General Assignment.

b. Seller’s Closing Deliveries. On or before the Closing Date, Seller will deliver (except as otherwise set forth below) signed originals of the following documents in form and substance reasonably satisfactory to counsel for Seller and Purchaser (“Seller’s Closing Deliveries”):

i. The Deed.

ii. The Bill of Sale.

iii. The General Assignment.

iv. Deliver such documents, certifications, affidavits, written undertakings, and statements as may be customarily required of a seller by the Title Company to issue the Title Policy, any endorsements, and a standard lender’s title insurance policy to Purchaser’s lender, including, without limitation, a copy of the Closing Statement signed by Seller approving each and every one of the payments and disbursements made on Seller’s behalf by the Title Company and certified copies of the resolutions of Seller authorizing the execution, delivery, and consummation of this Agreement and all other agreements and documents executed in connection with this Agreement, as adopted and in full force and effect and un-amended as of Closing.

v. State, county, and municipal real estate transfer tax declarations for the Real Property.

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vi. A Form 1099 identifying Seller’s gross proceeds and Seller’s tax identification numbers, if required by the Title Company.

vii. A FIRPTA Affidavit reasonably acceptable to Purchaser and the Title Company, in substantially the form attached as Exhibit F.

viii. Deliver to Purchaser a bring-down certificate dated as of the Closing Date certifying that the representations and warranties made and given by Seller in this Agreement are true and correct in all material respects as of the Closing Date.

ix. Such further instruments and documents as are reasonably necessary to complete the transfer of the Property to Purchaser in accordance with the terms of this Agreement.

14. SELLER’S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Purchaser that the following statements are true and correct as of the Agreement Date:

a. Authority. Seller has full power and authority to execute and to deliver this Agreement and all documents to be executed and/or delivered by it under this Agreement, and to carry out the transaction contemplated in this Agreement. This Agreement is, and all instruments and documents delivered pursuant to this Agreement at the Closing will be, valid and binding documents enforceable against Seller in accordance with their terms.

b. Necessary Action. Seller has taken all action required under its organizational documents necessary to enter into this Agreement and to carry out the terms of this Agreement. This Agreement has been, and the other documents to be executed by Seller when delivered at Closing will have been, duly executed and delivered by Seller.

c. No Consent Required. No consent, order, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority is required in connection with the execution or delivery by Seller of this Agreement, or the performance by Seller of this Agreement, prior to, or as of, or at the Closing Date, or as a consequence thereof, or for the consummation by Seller of the transactions contemplated by this Agreement to be consummated prior to, as of, or at the Closing Date, except for the receipt by New Operator of the CON and the License from the OSDH for operation of the Facility.

d. Compliance. The execution, delivery, and performance of this Agreement and the consummation of the transaction contemplated in this Agreement, and all related documents will not (i) result in a breach of the terms and conditions of, nor constitute a default under or violation of any law, regulation, court order, any mortgage, note, bond, indenture, agreement, license, organizational document, or other instrument or obligation to which Seller is a party or by which Seller or the Property may be bound or affected and which will not be paid off or otherwise satisfied in connection with or prior to the Closing or (ii) result in the creation of any mortgage, pledge, lien, claim, charge, encumbrance, or other adverse interest upon the Property. Seller is in compliance with all laws applicable to Seller’s ownership of the Property.

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e. Title. Seller has good and marketable fee simple title to the Property, free and clear of all liens and encumbrances, except for the Permitted Exceptions and the Mortgages and other liens that will be released upon payment of a portion of the sales proceeds on the Closing Date. Except for Seller’s agreements with residents, Seller does not lease any of the Property. Purchaser shall be able to obtain the Title Policy for the full Purchase Price with all commercially reasonable title endorsements.

f. Licenses. Seller possesses all licenses, certificates, permits, and authorizations of any kind required to own or maintain the subject Facility as a nursing facility. The Facility is in good standing with all appropriate federal and state governmental authorities with jurisdiction over its licenses, certificates, permits, and other authorizations. Seller is not aware of any adverse action with respect to the Facility licenses or certifications, including, without limitation, Medicaid certification. Seller is not in violation of, and has not received notice of violation of, any building, zoning, or other ordinance, resolution, statute, or regulation from any governmental agency with respect to the use, maintenance, condition, or operation of the Property or any part of the Property, which have not been cured.

g. Hazardous Substances. To Seller’s knowledge, no part of the Property is contaminated with any Hazardous Substances and there are no underground storage tanks on the Property. Seller has not received written notice of any violation of Environmental Laws with respect to the Property. For purposes of this Agreement, “Hazardous Substances” means any substance or material which gives rise to liability under any of the Environmental Laws; but excludes hazardous substances typically used in, and in quantities necessary for, the day-to-day operation of the Facility and which are commonly used in other similar facilities, including, but not limited to, cleaning fluids, insecticides, and medicines, but in any case, used in compliance with all Environmental Laws. For purposes of this Agreement, “Environmental Laws” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and all other applicable state, county, municipal, administrative, or other environmental, hazardous waste or substance, health and/or safety laws, ordinances, rules, and regulations pertaining to the environmental or ecological conditions on, under or about the Real Property.

h. Leases. Except in connection with Seller’s operation of the Facility, (i) the only existing lease at the facility is between Seller and New Operator, (ii) no person, entity or association has an option to purchase, right of first refusal, right of first offer, or other similar right in respect of all or any part of the Property, and (iii) except as may otherwise be provided for in the Operations Transfer Agreement, New Operator is not entitled to rental concessions or abatements for any period subsequent to the Closing Date.

i. Zoning. To Seller’s knowledge, the Property is in compliance with all zoning requirements to which it is subject. Seller has not received any written notice of the Property’s non-compliance with any zoning requirements to which it is subject.

j. Full Disclosure. No representation or warranty or other statement made by Seller in this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

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k. Survival of Representations and Warranties. The representations and warranties of Seller under this Agreement shall survive Closing for a period of two (2) years.

15. PURCHASER’S REPRESENTATIONS AND WARRANTIES. Purchaser hereby warrants and represents to Seller that the following statements are true and correct as of the Agreement Date:

a. Status of Purchaser. Purchaser is a limited liability company duly formed and validly existing under the laws of the State of Oklahoma and is duly qualified to own property and conduct business in the State of Oklahoma.

b. Authority. Purchaser has full power and authority to execute and to deliver this Agreement and all documents to be executed and/or delivered by it under this Agreement, and to carry out the transaction contemplated in this Agreement. This Agreement is, and all instruments and documents delivered pursuant to this Agreement at the Closing will be, valid and binding documents enforceable against Purchaser in accordance with their terms.

c. Necessary Action. Purchaser has taken all action required under its organizational documents necessary to enter into this Agreement and to carry out the terms of this Agreement. This Agreement has been, and the other documents to be executed by Purchaser when delivered at Closing will have been, duly executed and delivered by Purchaser.

d. No Consent Required. No consent, order, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority is required in connection with the execution or delivery by Purchaser of this Agreement, or the performance by Purchaser of this Agreement prior to or as of or at the Closing Date, or as a consequence thereof, or for the consummation by Purchaser of the transactions contemplated by this Agreement to be consummated prior to, as of, or at the Closing Date, except for the receipt by New Operator of the CON and the License from the OSDH for operation of the Facility.

e. Full Disclosure. No representation or warranty or other statement made by Purchaser in this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

f. Survival of Representations and Warranties. The representations and warranties of Purchaser under this Agreement shall survive Closing for a period of two (2) years.

16. CONDITIONS TO PURCHASER’S OBLIGATIONS. All obligations of Purchaser under this Agreement, including the obligation to pay the Purchase Price and close this transaction are contingent and subject to fulfillment (or waiver by Purchaser in writing), prior to or at Closing, of each of the following conditions:

a. Title Insurance. On the Closing Date, Seller shall deliver good and marketable fee simple title to the Real Property in accordance with the requirements of this Agreement, subject only to the Permitted Exceptions, which the Title Company shall insure for the full Purchase Price under the Title Policy, in accordance with the requirements of this Agreement.

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b. Release of Mortgage. On the Closing Date, Seller shall cause the Title Company to remit out of the Purchase Price such amounts as are necessary to satisfy the Mortgages and any other liens of record that Purchaser has agreed Seller may pay at Closing and shall deliver to Title Company instruments in recordable form sufficient to satisfy and discharge of record the Mortgages and such other liens.

c. Absence of Denials. Neither Purchaser nor New Operator shall have received any notification, communication, or other indication that OSDH is planning to deny issuing the License or CON to New Operator or that any person intends to contest OSDH’s issuance of the License or CON to New Operator.

d. Seller’s Performance. Seller shall have performed, in all material respects, its obligations and covenants under this Agreement that are to be performed prior to or at Closing, including, but not limited to, its delivery of all of Seller’s Closing Deliveries.

17. CONDITIONS TO SELLER’S OBLIGATIONS. All obligations of Seller under this Agreement are subject to the fulfillment (or waiver by Seller in writing), prior to or at Closing, of each of the following conditions:

a. Purchaser’s Performance. Purchaser shall have performed, in all material respects, its obligations and covenants under this Agreement that are to be performed prior to or at Closing, including, but not limited to, its delivery of all of Purchaser’s Closing Deliveries.

18. RISK OF LOSS. The risk of loss or damage to or destruction of the Real Property and Personal Property occurring prior to the Closing Date shall be upon Seller. Seller shall promptly notify Purchaser of any damage to or destruction of the Real Property and Personal Property. Pending Closing, Seller shall keep the Real Property and Personal Property in its present state of condition and repair, reasonable wear and tear accepted.

a. Casualty. If the Real Property or Personal Property is damaged by any casualty prior to the Closing, Seller shall immediately notify Purchaser in writing. Such notice shall include a description of the damage in reasonable detail, Seller’s estimate of the time and cost to repair the damage, and Seller’s good faith reasonable determination as to whether the casualty is covered by Seller’s insurance. After any such casualty, Seller shall also immediately engage, at Seller’s expense, an architect or contractor to obtain estimates for the cost of repair. Seller shall cause the architect or contractor to deliver a written estimate of the repair costs to both Purchaser and Seller at their respective notice addresses provided in this Agreement.

b. Cost to Repair in Excess of $25,000. If the estimated cost of repair is greater than $25,000, then Purchaser may, at its sole election, terminate this Agreement by giving Seller and the Title Company written notice of such election on or before the later of (i) the fifteenth (15th) calendar day after Purchaser’s receipt of Purchaser’s notice of the casualty, or (ii) the fifth (5th) business day after receipt of the estimate of repairs. If Purchaser so elects to terminate this Agreement, such portion of the Earnest Money required to have been deposited by Purchaser as of the date of termination shall be returned to Purchaser, and neither party shall have any further rights or obligations under this Agreement except under Section 7, Section 9(b), and this Section 18(b). Purchaser’s failure to give notice to terminate this Agreement as provided above shall be deemed to be an election to close the transaction in accordance with terms of this Agreement.

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In such latter event, Purchaser shall be entitled to participate in the adjustment of the loss and, if repair of the damage will commence prior to Closing, the selection of any architect and contractors to repair the damage. If Purchaser elects to proceed to close the transaction, Seller shall assign to Purchaser, at Closing, Seller’s rights in any insurance proceeds which remain, and Seller shall then be released by Purchaser of any further obligation or liability pertaining to said loss or repair of damage.

c. Eminent Domain. In the event all or any portion of the Real Property, or any access to the Real Property, or any interest in the Real Property is taken or is threatened to be taken by eminent domain (whether or not an eminent domain proceeding is actually commenced) prior to Closing, Seller shall immediately notify Purchaser in writing, which notice shall include a description in reasonable detail of the property or interest therein to be taken and Seller’s good faith estimate of the cost to repair or restore any damage to or loss of the Real Property which would be occasioned by the taking. In such event, Purchaser may, at its sole election, terminate this Agreement by giving written notice of such election to Seller and the Title Company not later than the earlier of (i) the last business day prior to scheduled Closing Date, provided, however, in no event shall Purchaser be required to give notice of such election sooner than five (5) business days after receipt of the Seller’s notice given pursuant to this paragraph, and the Closing shall be adjourned, if necessary, to accommodate such period, or (ii) the fifteenth (15th) calendar day after Purchaser’s receipt of Seller’s notice given pursuant to this paragraph. If Purchaser so elects to terminate this Agreement, such portion of the Earnest Money required to have been deposited by Purchaser as of the date of termination shall be returned to Purchaser, and all parties shall be released from the subject contract, and neither party shall have any further rights or obligations under this Agreement except under Section 7, Section 9(b), and this Section 18(c). Purchaser’s failure to give timely notice to terminate this Agreement as provided above shall be deemed to be an election to proceed to close the transaction in accordance with the terms of this Agreement.

19. NONCOMPETE AGREEMENT. Seller agrees not to compete with or solicit residents, customers or employees from Purchaser or its affiliates for a period of two (2) years following the Closing.

20. TERMINATION.

a. Termination. This Agreement may be terminated at any time prior to the Closing by:

i. the mutual written consent of Seller and Purchaser (the “Mutual Consent”);

ii. by Purchaser, (x) if the conditions contained in Section 16 cannot be met at or prior to the Closing Date (as the same may be extended) or (y) if Seller is in breach of its obligations under this Agreement, and such breach has not been (A) waived in writing by Purchaser or (B) cured by Seller within ten (10) business days after notice to Seller of such breach.

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iii. by Seller, (x) if Purchaser is unable to meet a condition precedent contained in Section 17 prior to the Closing Date (as the same may be extended) or (y) if Purchaser is in breach of its obligation to consummate the transaction contemplated by this Agreement pursuant to the terms of this Agreement, and such breach (other than a failure to close under this Agreement) has not been (A) waived in writing by Seller or (B) cured by Purchaser within ten (10) business days after notice to Purchaser of such breach.

b. Effect of Termination. In the event of any termination of this Agreement, other than under Section 9(c), Section 10(c), Section 18, or Section 20(a)(ii), the Earnest Money shall be disbursed to Seller and the provisions of this Agreement shall immediately become void and of no further force and effect (other than Section 7, Section 9(b), and this Section 20(b) and such other provisions of this Agreement which expressly survive termination of this Agreement). In the event this Agreement is terminated under Section 9(c), Section 10(c), Section 18, or Section 20(a)(ii), the Earnest Money shall be disbursed to Purchaser and the provisions of this Agreement shall immediately become void and of no further force and effect (other than Section 7, Section 9(b), and this Section 20(b) and such other provisions of this Agreement which expressly survive termination of this Agreement). Unless otherwise provided in this Agreement, each party to this Agreement shall be responsible for its own fees and expenses.

21. INDEMNIFICATION.

a. Seller’s Indemnity. In addition to any other indemnity set forth elsewhere in this Agreement, subject to the terms and conditions of this Section, Seller hereby indemnifies and agrees to defend and hold Purchaser and its successors, assigns, affiliates, managers, members, agents, servants, and its employees harmless from and against any and all claims, demands, obligations, losses, liabilities, damages, recoveries, and deficiencies (including interest, penalties and reasonable attorneys’ fees, costs and expenses) (collectively, “Losses”) which any of them may suffer as a result of any of the following events:

i. the untruth of any of the representations or the breach of any of the warranties of Seller in this Agreement or given pursuant to this Agreement;

ii. any default by Seller in the performance of any of its commitments, covenants or obligations under this Agreement;

iii. any suits, arbitration proceedings, administrative actions, or investigations to the extent relating to the ownership or use of the Property by Seller before Closing Date;

iv. any obligations under any contracts that shall accrue or relate to periods before the Closing Date, or for services or supplies which were performed or rendered before the Closing Date; or

v. any liability which may arise from ownership, operation, use, or condition of the Property to the extent relating to the ownership and use of the Property by Seller before the Closing Date.

Within thirty (30) days after Purchaser’s delivery to Seller of a written notice a claim pursuant to Section 21(c), Seller shall commence to diligently defend, compromise, or settle said claim in accordance with Section 21(c).

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b. Purchaser’s Indemnity. In addition to any other indemnity set forth elsewhere in this Agreement, subject to the terms and conditions of Section 21(c), Purchaser hereby indemnifies and agrees to defend and hold Seller, its successors, assigns, affiliates, managers, members, directors, officers, agents, servants, and employees harmless from and against any and all Losses which Seller may suffer as a result of:

i. the untruth of the representations or the breach of any of the warranties of Purchaser in this Agreement or given pursuant to this Agreement;

ii. any default by Purchaser in the performance of any of its commitments, covenants, or obligations under this Agreement;

iii. any suits, arbitration proceedings, administrative actions, or investigations to the extent relating to the ownership and use of the Property on or after the Closing Date; or

iv. any obligations under any contracts that shall accrue or relate to periods on or after the Closing Date, or for services or supplies which were performed or rendered on or after the Closing Date; or

v. any liability which may arise from ownership, use, or condition of the Property on or after the Closing Date, to the extent it relates to the ownership or use of the Property on or after the Closing Date.

Within thirty (30) days after Seller’s delivery to Purchaser of a written notice of a claim pursuant to Section 21(c), Purchaser shall commence to diligently defend, compromise, or settle said claim in accordance with Section 21(c).

c. Indemnification Procedures and Limitations.

i. Non-Third Party Claims.

(A) In the event that any person entitled to indemnification under this Agreement (an “Indemnified Party”) asserts a claim for indemnification which does not involve a Third Party Claim (as defined in Section 21(c)(ii)) (a “Non-Third Party Claim”), against which a person is required to provide indemnification under this Agreement (an “Indemnifying Party”), the Indemnified Party shall give written notice to the Indemnifying Party (the “Non-Third Party Claim Notice”), which Non-Third Party Claim Notice shall (i) describe the claim in reasonable detail, and (ii) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party.

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(B) The Indemnifying Party may acknowledge and agree by written notice (the “Non-Third Party Acknowledgement of Liability”) to the Indemnified Party to satisfy the Non-Third Party Claim within thirty (30) days of receipt of the Non-Third Party Claim Notice. In the event that the Indemnifying Party disputes the Non-Third Party Claim, the Indemnifying Party shall provide written notice of such dispute (the “Non-Third Party Dispute Notice”) to the Indemnified Party within thirty (30) days of receipt of the Non-Third Party Claim Notice (the “Non-Third Party Dispute Period”), setting forth a reasonable basis of such dispute. In the event that the Indemnifying Party shall fail to deliver the Non-Third Party Acknowledgement of Liability or Non-Third Party Dispute Notice within the Non-Third Party Dispute Period, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay the Non-Third Party Claim in full and to have waived any right to dispute the Non-Third Party Claim. Once the Indemnifying Party has acknowledged and agreed to pay any Non-Third Party Claim pursuant to this Section 21(c)(i), or once any dispute under this Section 21(c)(i) has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction, the Indemnifying Party shall pay the amount of such Non-Third Party Claim to the Indemnified Party within ten (10) business days of the date of acknowledgement or resolution, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

ii. Third-Party Claims.

(A) In the event that any Indemnified Party asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any person who is not a party to this Agreement or an affiliate of a party to this Agreement in respect of which such Indemnified Party is entitled to indemnification under this Agreement by an Indemnifying Party (a “Third Party Claim”), the Indemnified Party shall give written notice to the Indemnifying Party (the “Third Party Claim Notice”) within thirty (30) days after asserting or learning of such Third Party Claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Third Party Claim Notice shall (i) describe the claim in reasonable detail, and (ii) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Indemnified Party. The Indemnifying Party must provide written notice to the Indemnified Party that it is either (i) assuming responsibility for the Third Party Claim or (ii) disputing the claim for indemnification against it (the “Indemnification Notice”). The Indemnification Notice must be provided by the Indemnifying Party to the Indemnified Party within thirty (30) days after receipt of the Third Party Claim Notice or within such shorter time as may be necessary to give the Indemnified Party a reasonable opportunity to respond to such Third Party Claim (the “Indemnification Notice Period”).

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(B) If the Indemnifying Party provides an Indemnification Notice to the Indemnified Party within the Indemnification Notice Period that it assumes responsibility for the Third Party Claim, the Indemnifying Party shall conduct at its expense the defense against such Third Party Claim in its own name, or if necessary in the name of the Indemnified Party. The Indemnification Notice shall specify the counsel it will appoint to defend such claim (“Defense Counsel”); provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed. In the event that the Indemnifying Party fails to give the Indemnification Notice within the Indemnification Notice Period, the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim without the prior consent of the Indemnifying Party, the Indemnifying Party will be liable for all Losses paid or incurred in connection therewith.

(C) In the event that the Indemnifying Party provides in the Indemnification Notice that it disputes the claim for indemnification against it, the Indemnified Party shall have the right to conduct the defense and to compromise and settle such Third Party Claim, without the prior consent of the Indemnifying Party. Once such dispute has been finally resolved in favor of indemnification by a court or other tribunal of competent jurisdiction or by mutual agreement of the Indemnified Party and Indemnifying Party, the Indemnifying Party shall within ten (10) business days of the date of such resolution or agreement, pay to the Indemnified Party all Losses paid or incurred by the Indemnified Party in connection therewith.

(D) In the event that the Indemnifying Party delivers an Indemnification Notice pursuant to which it elects to conduct the defense of the Third Party Claim, the Indemnifying Party shall be entitled to have the exclusive control over the defense of the Third Party Claim and the Indemnified Party will cooperate in good faith with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. The Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. The Indemnifying Party will not settle the Third Party Claim or cease to defend against any Third Party Claim as to which it has (x) delivered an Indemnification Notice and (y) assumed responsibility for the Third Party Claim, without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed; provided, however, such consent may be withheld for any reason if, as a result of such settlement or cessation of defense, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification under this Agreement.

(E) If an Indemnified Party refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, which provides for a full release of the Indemnified Party and its affiliates relating to the Third Party Claims underlying the offer of settlement and solely for a monetary payment, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such an event, the obligation of the Indemnifying Party shall be limited to the amount of the offer of settlement which the Indemnified Party refused to accept plus the reasonable costs and expenses of the Indemnified Party incurred prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement.

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(F) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement.

(G) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section will not affect the rights or obligations of any party under this Agreement except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

22. LIABILITIES.

a. Other than as specifically set forth in this Agreement and as assumed in the Exhibits to this Agreement, Purchaser shall not assume or be liable for any debts, liabilities or obligations of Seller including, but not limited to, any (i) liabilities or obligations of Seller to its creditors, (ii) liabilities or obligations of Seller with respect to any contracts, acts, events, or transactions, (iii) liabilities or obligations of Seller for any federal, state, county, or local taxes applicable to or assessed against Seller or the assets or business of Seller, (iv) recapture obligations, (v) liabilities relating to injury to, or death of, persons or loss of, or damage to, property occurring on or at the Facility or in any manner growing out of or connected with the use or occupancy of the Facility or the condition of the Facility, or the use of any adjoining sidewalks, streets or ways, prior to the Closing Date, or (vi) any contingent liabilities or obligations of Seller, whether known or unknown by Seller or Purchaser (“Retained Liabilities”).

b. Purchaser shall have no duty whatsoever to take any action or receive or make any payment or credit arising from or related to any services provided or costs incurred in connection with the management and operation of the Facility by Seller prior to the Closing Date, including, but not limited to any matters relating to contracts, cost reports, collections, audits, hearing, or legal action arising therefrom.

23. PUBLICITY. Except as otherwise required by applicable law including, without limitation, any required regulatory filings or to obtain any necessary consents under this Agreement, the New Operator Lease Agreement, or the Operations Transfer Agreement, neither Purchaser nor Seller shall, and each shall cause its respective affiliates, representatives, and agents not to, issue or cause the publication of any press release, public or private announcement (excluding announcements to Seller’s and Purchaser’s investors and lenders) with respect to the transactions contemplated by this Agreement (including an announcement to any employee of the Facility) without the express prior written approval of the other party. The provisions of this Section 22 shall survive the Closing or earlier termination of this Agreement.

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24. NOTICES. Any notice, request, or other communication to be given by any party to this Agreement shall be in writing and shall be sent by hand delivery, recognized overnight courier, electronic mail or registered or certified U.S. mail, postage prepaid, return receipt requested to the following address:

IF TO THE PURCHASER:

Global Fairland Property, LLC

6800 North 78th Street, Suite 200

Niwot, CO 80503

Attention: Mr. Zvi Rhine

with a copy, which shall not constitute notice, to:

C. Craig Cole and Associates

317 NW 12th Street

Oklahoma City, OK 73103

Attention: Carrie L. Burnsed, Esq.

IF TO THE SELLER:

TG Operations, LLC

5430 W. 640 Road

Chouteau, OK 74337

Attention: Teresa Mahurin

with a copy, which shall not constitute notice, to:

C. Craig Cole and Associates

317 NW 12th Street

Oklahoma City, OK 73103

Attention: Carrie L. Burnsed, Esq.

or if written notification of a change of address has been sent, to such other party or to such other address as may be designated in that written notification. Each such notice and other communication under this Agreement shall be effective or deemed delivered or furnished (a) if given by mail, on the third business day after such communication is deposited in the mail; (b) if given by electronic mail, effective upon transmission if before 5:00 p.m. (Central Standard Time) (otherwise effective the next business day); and (c) if given by hand delivery or overnight courier, when delivered to the address specified above. Notwithstanding anything in this Agreement to the contrary, any notice received by a recipient on a day when the federal banks are closed in Oklahoma City, Oklahoma shall automatically be deemed and construed to be received on the next regular business day following its receipt.

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25. BROKER. Seller and Purchaser agree that the brokerage fee in the amount of Thirty Eight Thousand Dollars and no/cents ($38,000.00) shall be the responsibility of both Seller and Purchaser as follows: Sixteen Thousand Five Hundred Dollars and no/cents ($16,500.00) shall be the responsibility of the Seller and Twenty One Thousand Five Hundred Dollars and no/cents ($ 21,500.00) shall be the responsibility of the Purchaser.

26. ASSIGNMENT. This Agreement and all rights and obligations under this Agreement shall not be assignable by either party without the prior written consent of the other party; provided, however, that Purchaser may assign this Agreement to the New Operator or an affiliate of Purchaser without the prior written consent of Seller.

27. CONSENT. Whenever the consent of a party is required under this Agreement, such consent shall not be unreasonably withheld, delayed, or conditioned, unless such consent is given at the sole discretion of a party or as otherwise expressly provided for in this Agreement to the contrary.

28. KNOWLEDGE. An individual, and an entity other than an individual, will be deemed to have “knowledge” of a particular fact or other matter if such individual, or in the case of an entity, any individual who is serving as a director, officer, partner, member, manager, or employee of such person, and in such capacity, has subject matter or oversight responsibility for such areas as directly encompass that particular fact or other matter, or has actual knowledge of such fact or other matter.

29. UPDATED EXHIBITS AND SCHEDULES. If any exhibits or schedules are not attached to this Agreement or are supplemented prior to Closing, the parties agree to attach such exhibits and updated schedules as soon as reasonably practicable but in any event prior to the Closing Date.

30. TIME OF ESSENCE. Time shall be of the essence in this Agreement.

31. AMENDMENTS/SOLE AGREEMENT. This Agreement may not be amended or modified in any respect whatsoever except by an instrument in writing signed by the parties to this Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and the parties acknowledge and understand that, upon completion, all Schedules and Exhibits attached to this Agreement shall be deemed to be made a part collectively of this Agreement, and such attached Schedules and Exhibits are hereby incorporated in this Agreement by reference.

32. WAIVERS. No waiver of any term, provision, or condition of this Agreement, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted under this Agreement.

33. SUCCESSORS. Subject to the limitations on assignment set forth above, all the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties.

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34. RECITALS, CAPTIONS AND TABLE OF CONTENTS. The recitals set forth at the beginning of this Agreement are incorporated in this Agreement. The captions and table of contents of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions of this Agreement.

35. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought exclusively in any state or federal court located in Oklahoma County, Oklahoma, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 24.

36. WAIVER OF JURY TRIAL. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION WITH THIS AGREEMENT OR HEREAFTER AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

37. SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and each such provision shall be valid and remain in full force and effect.

38. USAGE. All nouns and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons, firm or firms, corporation or corporations, entity or entities or any other thing or things may require. “Any” when used in this Agreement, shall mean “any and all”, “including” shall mean “including, without limitation”, and “or” shall mean “and/or”.

39. BUSINESS DAYS. The term “business day” means a day on which banks are required to be open for business within the state where the Property is located and shall not include (i) any Saturday or Sunday, (ii) any national holiday, or (iii) any holiday within the state where the Property is located. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a business day, then, and in such event, the time of such period will be extended to the next business day.

40. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Facsimile and electronic mail signatures shall be treated as original signatures of the parties for the purposes of this Agreement.

41. NO JOINT VENTURE. Nothing contained in this Agreement shall be construed as forming a joint venture or partnership between the parties with respect to the subject matter of this Agreement. The parties to this Agreement do not intend that any third party shall have any rights under this Agreement.

42. NO STRICT CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any of the parties.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement by persons legally entitled to do so as of the day and year first set forth above.

PURCHASER:

Global Fairland Property, LLC
An Oklahoma limited liability company

By:	/s/ Clifford Neuman
Name:	Clifford Neuman
Its:	Manager

ACKNOWLEDGEMENT

STATE OF ____________	)
) ss.
COUNTY OF __________	)

This instrument was acknowledged before me on the ____day of July, 2020, by Clifford Neuman as Manager of Global Fairland Property, LLC.

Notary Public, __________ County, ______

My commission expires: _______________

Purchaser Signature Page to Asset Purchase Agreement

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement by persons legally entitled to do so as of the day and year first set forth above.

SELLER:

TG Operations, LLC,
an Oklahoma limited liability company

By:	/s/ Teresa Mahurin
Name:	Teresa Mahurin
Its:	Managing Member

ACKNOWLEDGEMENT

STATE OF ____________	)
) ss.
COUNTY OF __________	)

This instrument was acknowledged before me on the ______ day of July, 2020, by Teresa Mahurin as Managing Member of TG Operations, LLC.

Notary Public, __________ County, ______

My commission expires: _______________

Seller Signature Page to Asset Purchase Agreement

EXHIBIT A

Legal Description

Family Care Center of Fairland (NH5803) 29 licensed nursing beds

Street Address: 12 East Conner, Fairland, Oklahoma 74343

Lots Seventeen (17), Eighteen (18), and Nineteen (19), Block Twenty- seven (27) in the town of Fairland, Ottawa County, Oklahoma, according to the recorded plat thereof.

A-1

EXHIBIT B

FORM OF OPERATIONS TRANSFER AGREEMENT

B-1

EXHIBIT C

FORM OF GENERAL warranty DEED

Prepared by:

__________________________

__________________________

__________________________

__________________________

After Recording return to:

Carrie Burnsed

C. Craig Cole & Associates

317 NW 12th Street

Oklahoma City, OK 73103

(For Recorder’s Use Only)

GENERAL WARRANTY DEED

This GENERAL WARRANTY DEED is made this __ day of _________, 2020, by [__________________________________], a [limited liability company / corporation / general / limited partnership] created and existing under and by virtue of the laws of the State of [___________] (“Grantor”), having an address of [______________________________], to [_________________], a [_____________________], having an address of [_____________________________________________] (the “Grantee”).

Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) paid by Grantee and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY, unto Grantee all that certain tract of land in ____________ County, ___________, Oklahoma, as more fully described in Exhibit A attached hereto and made a part hereof, together with all appurtenances thereon or in anywise appertaining thereto and all buildings, structures, fixtures, and improvements located thereon, and similar items related to the use, occupancy, or operation of the property and all other right, title, estate, and interest of Grantor in all of the foregoing (collectively, the “Property”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereunto in anywise belonging, unto Grantee and Grantee’s successors and assigns forever; and Grantor does hereby bind itself, its successors and assigns to WARRANT THE TITLE AND FOREVER DEFEND, all and singular the Property unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

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For the same consideration, Grantor hereby GRANTS, SELLS and CONVEYS, all interest, if any, of Grantor in strips or gores between the Property and abutting properties and any land lying in or under the bed of any street, alley, road, or right-of-way, opened or proposed, abutting or adjacent to the Property.

This conveyance is made and accepted subject to the permitted exceptions described on Exhibit B attached hereto (collectively, the “Permitted Exceptions”).

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed and delivered by its duly authorized officer, as of the day and year first above written.

[___________________________________], a
[__________________________________]

By:
Name:
Title:

STATE OF _____________	)
) SS.
COUNTY OF ___________	)

I, _____________________________________ a notary public in and for said County, in the State aforesaid, do hereby certify that __________________ personally known to me to be the ________ of ___________________________, a [_________________], and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such ______________ of such [_______________], he signed and delivered the said instrument pursuant to authority given by the [operating agreement / bylaws] of such [_______________], as his free and voluntary act and as the free and voluntary act and deed of such [___________________], for the uses and purposes therein set forth.

Given under my hand and official seal this ________ day of ________, 2020.

Notary Public

My Commission expires: _____________

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Exhibit A to Deed

Deed Legal Description

Family Care Center of Fairland (NH5803) 29 licensed nursing beds

Street Address: 12 East Conner, Fairland, Oklahoma 74343

Lots Seventeen (17), Eighteen (18), and Nineteen (19), Block Twenty- seven (27) in the town of Fairland, Ottawa County, Oklahoma, according to the recorded plat thereof.

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Exhibit B to Deed

Permitted Exceptions

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EXHIBIT D

Form of Bill of Sale

BILL OF SALE

[______________], a [__________] (“Seller”), in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby sell, assign, transfer, and set over to [_____________], a[__________________] (“Purchaser”), without representation or warranty by or recourse to Seller, express or implied, by operation of law or otherwise, except as expressly provided in this Bill of Sale or in that certain Asset Purchase Agreement dated as of_________, 2018, by and between Seller and Purchaser (the “Purchase Agreement”), all of its right, title, and interest in and to the Personal Property, as defined in the Purchase Agreement (the “Personal Property”).

Seller hereby represents and warrants to Purchaser that (a) Seller is the owner of the Personal Property and (b) Seller has the full right, power, and authority to sell, transfer and assign the Personal Property and to make this Bill of Sale.

This Bill of Sale is given pursuant to the Purchase Agreement and is governed by the provisions of the Purchase Agreement.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this ____ day of ____, 2020.

SELLER:

[SIGNATURE BLOCK TO BE INSERTED]

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EXHIBIT E

Form of General Assignment

GENERAL ASSIGNMENT OF INTANGIBLE PROPERTY (APA)

THIS GENERAL ASSIGNMENT OF INTANGIBLE PROPERTY (this “Assignment”) is made as of______________, 2020, by [_____________________] (“Assignor”), to [_______________________] (“Assignee”).

RECITALS:

A. Assignor and Assignee have entered into that certain Asset Purchase Agreement dated as of_____________, 2020 (the “APA”), with respect to the purchase of that certain nursing facility commonly known as ________________, located at _____________, Oklahoma (the “Facility”).

B. Pursuant to the terms of the APA, Assignor has agreed to transfer to Assignee certain intangible property as set forth below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained in this Assignment and within the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment.

a. Assignor hereby assigns, sets over, transfers, and delivers to Assignee in accordance with the law, all of Assignor’s right, title, and interest in, to and under the Intangible Property (as defined in the APA) owned by Assignee and used in connection with the ownership or operation of the Facility, including, without limitation, any special use permits issued to Seller by the city or other municipality in which the Facility is located, any certificates of need issued to Seller, if assignable, the goodwill associated with the business and the reputation of the Facility, and Seller’s interest, if any, in any third party warranties or guaranties associated with the Facility, to the extent assignable and for which any third party consents required for such assignment have been obtained (collectively, the “Assigned Property”), except for the Excluded Property (as defined in the APA).

b. Assignor represents and warrants that (a) Assignor has valid rights in and to the Assigned Property and is the owner of the Intangible Property, (b) Assignor has the full right, power, authority, and all approvals necessary to transfer, set over, and assign the Assigned Property to Assignee and to make this General Assignment and (c) Assignor covenants and warrants to defend said Assigned Property against the lawful claims of all persons except as set forth in the APA. Assignor acknowledges and agrees that it remains responsible for any and all obligations or liabilities arising from or relating to the Assigned Property prior to the date of assignment, subject to the terms and conditions contained in the APA.

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2. Assumption. Assignee hereby accepts the foregoing assignments set forth in this Assignment and assumes all obligations and liabilities under such assignments arising from and after the date of this Assignment, subject to the terms and conditions of the APA.

3. Conflict with APA. This Assignment shall in all respects be subject to the terms of the APA with regard to the rights and obligations of each of the parties to this Assignment with respect to the items assigned under this Assignment, and in the event that any term of this Assignment shall contradict the APA, the APA shall control.

4. Survival. This Assignment and the obligations of Assignor and Assignee under this Assignment shall survive the closing of the transactions referred to in the APA, shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.

5. Governing Law. This Assignment shall be construed in accordance with and governed by the laws of the State of Oklahoma and shall be binding upon and inure to the benefit of the parties to this Assignment, their heirs, executors, administrators, successors in interest and assigns.

6. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.

ASSIGNOR:

By:
Name:
Its:

ASSIGNEE:

By:
Name:
Its:

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EXHIBIT F

Form of FIRPTA Affidavit

FOREIGN INVESTMENT IN REAL PROPERTY

TAX AFFIDAVIT

PROPERTY ADDRESS: __________________________

Permanent Index No. ________________________

Section 1445 of the Internal Revenue Code provides that a transferee (Purchaser) of a U.S. real property interest must withhold tax if a transferor (Seller) is a foreign person. To relieve the transferee of any withholding tax obligation with respect to the sale of the Property, the transferor (Seller) hereby certifies to the transferee the following:

1. That transferor (Seller): Is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2. That transferor’s (Seller) tax payer identification number is: _________________

3. That transferor’s address is:

4. Transferor understands that this certification may be disclosed to the Internal Revenue Service by various parties to the Closing, including, but not limited to the transferee’s attorney, transferee, brokerage agents, and the title company, their successors or assigns, and that any false statement contained herein could be punishable by fine, imprisonment or both.

5. The undersigned declares that he has examined this Affidavit and to the best of the undersigned’s knowledge and belief the Affidavit is true, correct, and complete and further declares that the undersigned has authority to sign this document on behalf of transferor (Seller).

Name
Title

STATE OF ___________________	)
) ss.
COUNTY OF _________________	)

SUBSCRIBED AND SWORN to before me, a Notary Public, on this _______ day of ______________________________, 2020.

NOTARY PUBLIC

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